Exhibit 10.16

RENEWED NOTE

This Renewed Note (the “Note”) is made and effective the 31ST day of December, 2014,

BETWEEN:	HERITAGE GLOBAL INC. (the “Promisor”), a corporation organized and existing under the laws of the State of Florida,
AND:	HARVEY FRISCH (the “Holder),

RECITALS

This Note is given as a renewal of a note for US$2,500,000.00 made by Promisor to Holder and dated the 19th day of June, 2014, upon which US$2,500,000.00 remains due and outstanding. A copy of the original note is attached hereto.

Except for the repayment obligations described below, all of the terms of the original note shall remain the same.

In further consideration of the Holder's renewal of the original note, the Promisor agrees to pay interest semi-annually commencing on July 15, 2015 and to pay the balance due on the Note on January 15, 2016.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first written above.

HERITAGE GLOBAL INC.

Per:	/s/ Stephen Weintraub
Authorized Signature